                                                                    Exhibit 10.2

March 12, 2007

Dear Anne Marie,

You have made an outstanding contribution to ViaCell, Inc. (the "Company" or "ViaCell") since joining us, and we feel confident that you will continue to be a valuable contributor to our success. On behalf of the Company, I am pleased to offer you continued employment on the terms described below.

POSITION                      General Counsel and Senior Vice President,
                              Business and Corporate Development, reporting to Marc Beer, Chief Executive Officer. This position is a key factor in ViaCell's continued success, and I am confident that it will be an exciting opportunity for you as well.

COMPENSATION                  The base salary for this position will continue to
                              be $304,360 per year, payable in substantially
                              equal bi-weekly installments or in accordance with
                              the Company's regular payroll practices as in
                              effect from time to time, subject to adjustment
                              pursuant to the Company's standard annual salary
                              review process. Currently, our standard annual
                              salary review process occurs each January for
                              senior management.

                              In addition, you will continue to be eligible to participate in the Management Bonus Plan at an annual target of 35% of your base salary, payable annually based on agreed-to Company and individual performance objectives. Your bonus payout is determined based on achievement of both corporate and individual goals.

ADDITIONAL EMPLOYMENT TERMS   ViaCell will provide for twelve (12) months'
                              severance pay in the event of involuntary
                              termination without Cause or voluntary termination
                              for Good Reason. If the Company terminates your
                              employment without Cause or if you terminate your
                              employment for Good Reason then ViaCell will
                              continue paying your base salary and medical and
                              dental benefit contributions for a period of
                              twelve (12) months in accordance with its regular
                              payroll practices at such time (the "Severance
                              Payments").

                              The term "Cause" as used herein means (i) your continued failure to substantially perform your duties, provided you are reasonably notified of such failure and given reasonable time to correct such failure, (ii) any misappropriation of funds, properties or assets of the Company by you, (iii) any damage or destruction of any property or assets of the Company caused by you, whether resulting from your willful actions or willful omissions or gross negligence; (iv) your being convicted of a felony; or (v) any material breach of your employment obligations or of the Intellectual Property and Confidential Information
                              Agreement.

Anne Marie Cook
Page 2


                              The term "Good Reason" as used herein means any action by the Company without your prior consent which results in (i) any material diminution in your title, position, duties, responsibilities or authority; or (ii) any breach by the Company of any material provision contained herein; provided that a Good Reason shall not be deemed to exist for purposes of this severance provision until you have provided the Company with written notice of same and the Company has not cured it for 30 days following the receipt of such notice.

CHANGE OF CONTROL             Upon a Change of Control of the Company, all
                              options held by you at the time of such Change of
                              Control scheduled to vest in the subsequent
                              twelve-month period only as a result of the
                              passage of time shall vest immediately with
                              respect to that portion of such options so
                              scheduled to vest. Such options will otherwise
                              continue to be subject to other applicable grant
                              provisions.

                              If the Company terminates your employment without Cause or you voluntarily resign for Good Reason within twelve months of a Change of Control, all options held by you at the time of such Change of Control that, by their terms, become exercisable only as a result of the passage of time shall become fully vested and exercisable. Such options will otherwise continue to be subject to other applicable grant provisions. Further, ViaCell will, upon such a termination following a Change of Control and in addition to the severance payment described above, pay you your bonus pursuant to the Management Bonus Plan for the bonus year in which such termination occurs, with the bonus for such period determined by assuming achievement of Company and individual performance objectives (the "Change of Control Bonus").

                              A "Change in Control" shall mean: (i) a merger, consolidation or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or combination; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions; or (iii) any person or related group of persons (other than the Company or a person who directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Securities
                              Exchange Act of 1934, as amended) of securities comprising more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company 's stockholders.

RELEASE OF CLAIMS             Any obligation of the Company to pay you the
                              Severance Payments or the Change of Control Bonus
                              described above is conditioned on your signing and
                              returning to

Anne Marie Cook
Page 3


                              the Company a timely and effective release of claims in the form provided by the Company (the
                              "Release of Claims"). Such Release of Claims creates legally binding obligations on your part, and the Company therefore advises you to seek the advice of an attorney before signing it. Any
                              Severance Payment or Change of Control Bonus to which you are entitled shall be payable in accordance with the normal payroll practices of the Company, and will begin at the Company's next regular payroll period which is at least five business days following the later of the effective date of the Release of Claims or the date the Release of Claims, signed by you, is received by the Company; but the first payment shall be retroactive to the date of termination.

BENEFITS Because we care about the well being of our employees, we are pleased to continue to provide you with a comprehensive offering of benefits. Our benefits currently include medical, dental, life insurance, 401k, three weeks vacation (accrued monthly and pro-rated during your first calendar year of employment), balance benefit, educational assistance and flexible-spending accounts.

                              You will continue to be entitled to an additional two weeks of vacation beyond our standard benefit package.

EMPLOYMENT RELATIONSHIP       While we look forward to a long and mutually
                              beneficial relationship, you acknowledge that this
                              letter does not constitute a contract of
                              employment for any particular period of time and
                              does not affect the at-will nature of your
                              employment relationship with the Company. Either
                              you or ViaCell have the right to terminate your
                              employment at any time.

We are very excited about the future of ViaCell and believe that the opportunities presented will allow you significant personal and professional growth. If you have any questions or concerns, please do not hesitate to contact me anytime. We look forward to having you continue on our team!

Sincerely,


/s/ Marc D. Beer
-------------------------------------
Marc D. Beer
Chief Executive Officer


/s/ Anne Marie Cook
-------------------------------------
Signature